Exhibit 99.1
NEWS RELEASE

CONTACT:

Bob Lougee
800-611-8488
Bob.Lougee@spok.com

    Spok Reports Second Quarter Operating Results

Software Revenues Increase, Bookings Up 10.9%;
Wireless Trends Show Strong Improvement;
Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (July 28, 2015) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the second quarter ended June 30, 2015. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 10, 2015 to stockholders of record on August 19, 2015.
Software revenue increased 13.9 percent to $17.7 million in the second quarter from $15.6 million in the year-earlier quarter, while wireless revenue was $30.2 million versus $33.5 million in the second quarter of 2014. Consolidated revenue for the second quarter was $48.0 million, compared to $49.1 million in the second quarter of 2014.
Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $9.1 million, or 18.9 percent of revenue, compared to $11.7 million, or 23.9 percent of revenue, in the year-earlier quarter, and $10.0 million, or 20.8 percent of revenue, in the first quarter of 2015.
Net income for the second quarter was $3.4 million, or $0.16 per fully diluted share, compared to $4.3 million, or $0.19 per fully diluted share, in the second quarter of 2014.
Other key results and highlights for the second quarter included:

•
Software bookings increased 10.9 percent to $21.0 million from $19.0 million in the year-earlier quarter. Second quarter bookings included $10.5 million of operations bookings and $10.5 million of maintenance renewals.

•	Software backlog increased to $43.5 million at June 30, 2015, compared to $40.2 million a year earlier.

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•
Of the $17.7 million in software revenue for the second quarter, $9.3 million was operations revenue and $8.4 million was maintenance revenue, compared to $8.1 million and $7.5 million, respectively, of the $15.6 million in software revenue for the second quarter of 2014.

•	The renewal rate for software maintenance in the second quarter was 99.8 percent.

•
The quarterly rate of paging unit erosion improved to 1.6 percent from 2.1 percent in the year-earlier quarter, while the annual rate of unit erosion improved to 6.8 percent from 10.1 percent in the year-earlier quarter. Both the quarterly and annual rates of unit erosion were the Company’s lowest in more than a decade. Net paging unit losses total 19,000 versus 28,000 in the second quarter of 2014. Paging units in service at June 30, 2015 totaled 1,211,000, compared to 1,299,000 a year earlier.

•
The quarterly rate of wireless revenue erosion improved to 1.5 percent from 2.4 percent in the year-earlier quarter, reaching its lowest level in four years, while the annual rate of wireless revenue erosion improved to 9.8 percent versus 11.3 percent in the second quarter of 2014, falling below 10 percent for the first time in more than 10 years.

•	Total paging ARPU (average revenue per unit) was $7.86, compared to $7.98 in the year-earlier quarter and $7.91 in the first quarter of 2015.

•	Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $38.9 million in the second quarter, compared to $37.4 million in the year-earlier quarter.

•	Capital expenses were $2.0 million, compared to $2.4 million in the year-earlier quarter.

•	Capital returned to stockholders in the form of dividends and share repurchases in the second quarter totaled $2.7 million and $3.0 million, respectively.

•	The Company’s cash balance at June 30, 2015 was $117.1 million.

•	The number of full-time equivalent employees at June 30, 2015 totaled 608, compared to 604 at March 31, 2015.
“We continued to make excellent progress in the second quarter,” said Vincent D. Kelly, president and chief executive officer. “Software revenue and bookings increased from the prior and year-earlier quarters and our backlog and pipeline remained strong. Wireless results also reflected solid

Spok.com

improvement as the rates of paging unit and revenue erosion reached their best levels in many years. In addition, we met or exceeded our expectations on virtually all other key operating metrics for the quarter, including revenue, cash flow, and average revenue per unit (ARPU). Overall, we continued to operate profitably, enhance our product offerings, expand our global market reach, and generate sufficient cash flow to again return capital to stockholders in the form of cash dividends and share repurchases.”
Commenting on software results, Kelly said: “Software revenue totaled $17.7 million, a record high for the second quarter and third highest quarterly software revenue result in the Company’s history. During the quarter we continued to see growing demand from long-term customers for upgrades to existing applications as well as for new communications products and solutions, all of which contributed to an increase in software licenses, hardware and professional services among Spok’s expanding worldwide customer base. “In addition,” Kelly noted, “both operations and maintenance revenue rose from the second quarter of 2014, with the higher maintenance revenue reflecting our continued success in achieving maintenance renewals rates in excess of 99 percent.”
Kelly said second quarter bookings of $21.0 million included $10.5 million of operations bookings and $10.5 million in maintenance bookings, up 10.9 percent from the year-earlier quarter, while the software backlog of $43.5 million at June 30 neared its record high of $43.8 million. “Customer demand, especially among our healthcare customers, remained strongest for secure texting, upgrades to call center solutions, applications to increase patient safety, and improved clinical workflows.” Kelly added: “We also experienced an uptick in demand for such software solutions as critical smartphone communications, emergency management, and delivery of critical test results. Overall, we added more than 50 new customers during the quarter.”
Kelly said the Company continued to expand software sales outside the United States during the quarter. “While demand remained strongest in North America, we continued to grow our customer base in Europe, the Middle East, and the Asia-Pacific region. In addition, we extended our sales focus to Latin America for the first time, attending a major healthcare tradeshow in Brazil that created an opportunity for our sale team to build partnerships and learn more about the needs of Latin American

Spok.com

hospitals. As a result of these and other sales and marketing initiatives, we continued to build a solid pipeline of new business leads throughout targeted markets worldwide.”
The Company also recorded solid results for its wireless products and services in the quarter. “Gross pager placements totaled 40,000 versus 29,000 in the prior quarter, while gross disconnects of 59,000 improved from 79,000 a year ago,” Kelly said. “As a result, the rate of quarterly and annual net pager losses for the second quarter improved to 1.6 percent and 6.8 percent, respectively, the best levels in many years. In addition, the annual rate of wireless revenue erosion fell to 9.8 percent for the quarter, reaching its lowest level in more than a decade. Wireless sales continued to focus primarily on Spok’s core market segments of Healthcare, Government and Large Enterprise. Healthcare continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects, and comprised 78.9 percent of our direct units-in-service and 73.9 percent of direct paging revenue at June 30.”
Kelly also noted: “Once again all 15 Adult and 12 Children’s Hospitals named to U.S. News & World Report’s recently released 2015-2016 Honor Roll of Best Hospitals are among our current customers and rely on Spok solutions to help them provide the highest quality care for their patients.”
Kelly added that Spok again returned capital to stockholders during the second quarter, distributing cash dividends totaling $2.7 million and repurchasing 177,330 shares of common stock for $3,009,471, or $16.97 per share, under its stock buy-back program.
Shawn E. Endsley, chief financial officer, said: “Strong revenue from both software and wireless, along with focused expense management companywide, resulted in solid operating cash flow for the quarter as we continued to invest in opportunities for long-term growth. Operating expenses were impacted by $2.5 million of one-time charges during the quarter. Absent these charges, consolidated expenses would have declined and EBITDA margin improved as compared to the first quarter. Our balance sheet also remained strong at June 30 with no debt and a cash balance of $117.1 million.”
Endsley said the Company is maintaining previously provided financial guidance for 2015, which projects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation, amortization and accretion) to range from $145 million to $154 million, and capital expenses to range from $5.5 million to $7.5 million.

Spok.com

* * * * * * * * *
Spok plans to host a conference call for investors on its second quarter operating results at 10:00 a.m. Eastern Time on Thursday, July 30, 2015. Dial-in numbers for the call are 785-424-1666 or 877-876-9177. The pass code for the call is 9775155. A replay of the call will be available from 1:00 p.m. ET on July 30 until 1:00 p.m. on Thursday, August 13. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 9775155.
Spok’s Annual Meeting of Stockholders will be held on Wednesday, July 29, in Washington, D.C.
Also, Spok has scheduled its annual “Analyst Day” Investor Meeting for financial analysts for November 3, 2015 in New York City. For further details and to RSVP, please contact Stacy Sloan at stacy.sloan@spok.com or call 703-269-6950, or send email to investor.relations@spok.com.
* * * * * * * * *
About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. Organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014
Revenue:
Wireless	$30,222	$33,518	$60,912	$67,869
Software	17,747	15,576	35,195	31,344
Total revenue	47,969	49,094	96,107	99,213
Operating expenses:
Cost of revenue	9,131	7,180	17,944	13,985
Service, rental and maintenance	11,003	11,420	22,260	23,212
Selling and marketing	6,790	7,780	13,838	15,026
General and administrative	10,472	10,990	21,473	23,125
Severance and restructuring	1,504	4	1,504	24
Depreciation, amortization and accretion	3,448	4,352	7,195	8,381
Total operating expenses	42,348	41,726	84,214	83,753
% of total revenue	88.3%	85.0%	87.6%	84.4%
Operating income	5,621	7,368	11,893	15,460
% of total revenue	11.7%	15.0%	12.4%	15.6%
Interest income (expense), net	3	(64)	2	(131)
Other income (expense), net	264	(194)	325	(178)
Income before income tax expense	5,888	7,110	12,220	15,151
Income tax expense	(2,512)	(2,819)	(4,927)	(5,970)
Net income	$3,376	$4,291	$7,293	$9,181
Basic net income per common share	$0.16	$0.20	$0.33	$0.42
Diluted net income per common share	$0.16	$0.19	$0.33	$0.42
Basic weighted average common shares outstanding	21,677,299	21,642,163	21,787,434	21,640,191
Diluted weighted average common shares outstanding	21,735,829	22,099,791	21,843,591	22,073,254
Reconciliation of operating income to EBITDA (b):
Operating income	$5,621	$7,368	$11,893	$15,460
Add back: depreciation, amortization and accretion	3,448	4,352	7,195	8,381
EBITDA	$9,069	$11,720	$19,088	$23,841
% of total revenue	18.9%	23.9%	19.9%	24.0%
Key statistics:
Units in service	1,211	1,299	1,211	1,299
Average revenue per unit (ARPU)	$7.86	$7.98	$7.87	$8.02
Bookings	$21,027	$18,959	$38,767	$35,880
Backlog	$43,524	$40,182	$43,524	$40,182

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Revenue:
Wireless	$30,222	$30,690	$31,678	$32,855	$33,518	$34,351	$35,831	$37,067
Software	17,747	17,448	19,591	16,936	15,576	15,768	18,854	12,602
Total revenue	47,969	48,138	51,269	49,791	49,094	50,119	54,685	49,669
Operating expenses:
Cost of revenue	9,131	8,813	10,571	8,000	7,180	6,805	7,500	6,787
Service, rental and maintenance	11,003	11,256	11,285	10,988	11,420	11,792	11,442	11,820
Selling and marketing	6,790	7,048	7,915	7,072	7,780	7,246	7,297	6,388
General and administrative	10,472	11,001	11,905	10,866	10,990	12,135	11,470	11,282
Severance and restructuring	1,504	—	926	545	4	20	981	—
Depreciation, amortization and accretion	3,448	3,747	4,049	4,247	4,352	4,029	3,680	3,858
Total operating expenses	42,348	41,865	46,651	41,718	41,726	42,027	42,370	40,135
% of total revenue	88.3%	87.0%	91.0%	83.8%	85.0%	83.9%	77.5%	80.8%
Operating income	5,621	6,273	4,618	8,073	7,368	8,092	12,315	9,534
% of total revenue	11.7%	13.0%	9.0%	16.2%	15.0%	16.1%	22.5%	19.2%
Interest income (expense), net	3	(1)	(262)	(63)	(64)	(67)	(64)	(68)
Other income (expense), net	264	60	(188)	(2)	(194)	16	15	84
Income before income tax expense	5,888	6,332	4,168	8,008	7,110	8,041	12,266	9,550
Income tax expense	(2,512)	(2,415)	2,744	(3,356)	(2,819)	(3,151)	(4,251)	(3,788)
Net income	$3,376	$3,917	$6,912	$4,652	$4,291	$4,890	$8,015	$5,762
Basic net income per common share	$0.16	$0.18	$0.32	$0.21	$0.20	$0.23	$0.37	$0.27
Diluted net income per common share	$0.16	$0.18	$0.31	$0.21	$0.19	$0.22	$0.36	$0.26
Basic weighted average common shares outstanding	21,677,299	21,898,792	21,554,746	21,651,347	21,642,163	21,638,198	21,633,706	21,629,289
Diluted weighted average common shares outstanding	21,735,829	22,053,015	22,101,600	22,135,554	22,099,791	22,037,796	21,969,756	21,919,238
Reconciliation of operating income to EBITDA (b):
Operating income	$5,621	$6,273	$4,618	$8,073	$7,368	$8,092	$12,315	$9,534
Add back: depreciation, amortization and accretion	3,448	3,747	4,049	4,247	4,352	4,029	3,680	3,858
EBITDA	$9,069	$10,020	$8,667	$12,320	$11,720	$12,121	$15,995	$13,392
% of total revenue	18.9%	20.8%	16.9%	24.7%	23.9%	24.2%	29.2%	27.0%
Key statistics:
Units in service	1,211	1,230	1,256	1,274	1,299	1,327	1,376	1,408
Average revenue per unit (ARPU)	$7.86	$7.91	$7.92	$7.97	$7.98	$8.11	$8.15	$8.22
Bookings	$21,027	$17,740	$22,272	$20,362	$18,959	$16,921	$16,271	$17,302
Backlog	$43,524	$40,551	$42,391	$42,117	$40,182	$41,396	$40,211	$43,831

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	6/30/2015	12/31/2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$117,144	$107,869
Accounts receivable, net	22,014	24,969
Prepaid expenses and other	6,627	7,250
Inventory	1,914	2,673
Deferred income tax assets, net	1,768	2,194
Total current assets	149,467	144,955
Property and equipment, net	16,104	17,395
Goodwill	133,031	133,031
Other intangible assets, net	17,203	19,698
Deferred income tax assets, net	18,187	21,949
Other assets	1,564	862
Total assets	$335,556	$337,890
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$11,370	$11,688
Accrued compensation and benefits	13,299	14,041
Deferred revenue	27,222	24,034
Total current liabilities	51,891	49,763
Deferred revenue	819	937
Other long-term liabilities	8,455	8,131
Total liabilities	61,165	58,831
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	120,214	126,678
Retained earnings	154,175	152,379
Total stockholders' equity	274,391	279,059
Total liabilities and stockholders' equity	$335,556	$337,890

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the six months ended
	6/30/2015	6/30/2014
Cash flows from operating activities:
Net income	$7,293	$9,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	7,195	8,381
Amortization of deferred financing costs	—	129
Deferred income tax expense	4,086	4,952
Amortization of stock based compensation	1,104	1,710
Provisions for doubtful accounts, service credits and other	716	597
Adjustments of non-cash transaction taxes	(97)	(229)
(Gain) Loss on disposals of property and equipment	(166)	3
Changes in assets and liabilities:
Accounts receivable	2,239	(5,478)
Prepaid expenses and other assets	741	850
Accounts payable, accrued liabilities and accrued compensation and benefits	(4,510)	(3,076)
Customer deposits and deferred revenue	3,070	1,331
Net cash provided by operating activities	21,671	18,351
Cash flows from investing activities:
Purchases of property and equipment	(3,033)	(5,036)
Proceeds from disposals of property and equipment	180	59
Net cash used in investing activities	(2,853)	(4,977)
Cash flows from financing activities:
Cash dividends to stockholders	(6,069)	(5,414)
Purchase of common stock	(3,475)	—
Net cash used in financing activities	(9,544)	(5,414)
Net increase in cash and cash equivalents	9,274	7,960
Cash and cash equivalents, beginning of period	107,869	89,075
Cash and cash equivalents, end of period	$117,144	$97,035
Supplemental disclosure:
Interest paid	$2	$3
Income taxes paid	$337	$884

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Revenue
Paging	$28,782	$29,491	$30,071	$30,776	$31,458	$32,896	$34,015	$35,141
Non-paging	1,440	1,199	1,607	2,079	2,060	1,455	1,816	1,926
Total wireless revenue	30,222	30,690	31,678	32,855	33,518	34,351	35,831	37,067
Subscription	419	398	365	458	377	283	248	220
License	3,011	2,595	3,474	2,374	2,497	2,929	4,138	2,000
Services	4,609	5,018	5,579	4,305	3,558	3,930	5,493	2,080
Equipment	1,301	1,374	2,145	1,930	1,614	1,250	1,875	1,251
Operations revenue	9,340	9,385	11,563	9,067	8,046	8,392	11,754	5,551
Maintenance revenue	8,407	8,063	8,028	7,869	7,530	7,376	7,100	7,051
Total software revenue	17,747	17,448	19,591	16,936	15,576	15,768	18,854	12,602
Total revenue	$47,969	$48,138	$51,269	$49,791	$49,094	$50,119	$54,685	$49,669

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Cost of revenue
Payroll and related	$4,274	$4,157	$4,222	$3,743	$3,827	$3,959	$3,609	$3,744
Cost of sales	3,801	3,620	5,225	3,098	2,232	1,917	2,726	1,992
Stock based compensation	34	34	81	108	81	81	74	64
Other	1,022	1,002	1,043	1,051	1,040	848	1,091	987
Total cost of revenue	9,131	8,813	10,571	8,000	7,180	6,805	7,500	6,787
Service, rental and maintenance
Site rent	3,783	3,766	3,834	3,914	3,981	4,015	3,972	4,142
Telecommunications	1,288	1,343	1,487	1,548	1,669	1,736	1,751	1,832
Payroll and related	4,555	4,652	4,533	4,106	4,434	4,594	4,296	4,577
Stock based compensation	29	29	30	56	(17)	39	32	59
Repairs and maintenance	478	528	467	489	436	508	482	484
Other	870	938	934	875	917	900	909	726
Total service, rental and maintenance	11,003	11,256	11,285	10,988	11,420	11,792	11,442	11,820
Selling and marketing
Payroll and related	3,732	3,916	3,945	3,859	4,099	4,098	3,717	3,917
Commissions	1,792	1,836	2,481	1,949	2,087	1,952	2,162	1,310
Stock based compensation	51	51	131	151	131	131	(24)	122
Other	1,215	1,245	1,358	1,113	1,463	1,065	1,442	1,039
Total selling and marketing	6,790	7,048	7,915	7,072	7,780	7,246	7,297	6,388
General and administrative
Payroll and related	4,611	4,879	4,737	4,217	4,440	4,796	4,802	4,696
Stock based compensation	548	329	780	791	429	835	763	701
Bad debt	140	160	127	136	134	86	262	274
Facility rent	841	941	830	863	899	922	719	883
Telecommunications	374	333	381	427	399	395	420	388
Outside services	1,728	1,786	1,786	1,698	1,719	1,762	1,811	1,927
Taxes, licenses and permits	1,150	1,125	1,283	1,225	1,383	1,064	1,358	1,106
Repairs & maintenance	363	406	506	510	421	374	314	333
Financial Services	367	362	346	336	379	363	357	350
Other	350	680	1,129	663	787	1,538	664	624
Total general and administrative	10,472	11,001	11,905	10,866	10,990	12,135	11,470	11,282
Severance and restructuring	1,504	—	926	545	4	20	981	—
Depreciation, amortization and accretion	3,448	3,747	4,049	4,247	4,352	4,029	3,680	3,858
Operating expenses	$42,348	$41,865	$46,651	$41,718	$41,726	$42,027	$42,370	$40,135
Capital expenditures	$1,992	$1,040	$1,352	$1,291	$2,393	$2,643	$2,636	$2,504

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Paging units in service
Beginning units in service
Direct one-way	1,116	1,140	1,157	1,179	1,200	1,246	1,275	1,307
Direct two-way	64	64	63	64	69	69	70	73
Total direct	1,180	1,204	1,220	1,243	1,269	1,315	1,345	1,380
Indirect one-way	25	26	28	29	30	34	35	36
Indirect two-way	25	26	26	27	28	27	28	29
Total indirect	50	52	54	56	58	61	63	65
Total beginning units in service	1,230	1,256	1,274	1,299	1,327	1,376	1,408	1,445
Gross placements
Direct one-way	36	25	31	40	48	34	32	40
Direct two-way	4	3	3	4	2	4	3	3
Total direct	40	28	34	44	50	38	35	43
Indirect one-way	—	1	1	1	1	—	1	1
Indirect two-way	—	—	—	—	—	1	—	—
Total indirect	—	1	1	1	1	1	1	1
Total gross placements	40	29	35	45	51	39	36	44
Gross disconnects
Direct one-way	(50)	(49)	(47)	(62)	(69)	(80)	(61)	(72)
Direct two-way	(3)	(3)	(3)	(5)	(7)	(4)	(4)	(6)
Total direct	(53)	(52)	(50)	(67)	(76)	(84)	(65)	(78)
Indirect one-way	(1)	(2)	(2)	(2)	(2)	(4)	(2)	(2)
Indirect two-way	(5)	(1)	(1)	(1)	(1)	—	(1)	(1)
Total indirect	(6)	(3)	(3)	(3)	(3)	(4)	(3)	(3)
Total gross disconnects	(59)	(55)	(53)	(70)	(79)	(88)	(68)	(81)
Net loss
Direct one-way	(13)	(24)	(16)	(22)	(21)	(46)	(29)	(32)
Direct two-way	—	—	—	(1)	(5)	—	(1)	(3)
Total direct	(13)	(24)	(16)	(23)	(26)	(46)	(30)	(35)
Indirect one-way	(1)	(1)	(1)	(1)	(1)	(4)	(1)	(1)
Indirect two-way	(5)	(1)	(1)	(1)	(1)	1	(1)	(1)
Total indirect	(6)	(2)	(2)	(2)	(2)	(3)	(2)	(2)
Total net change	(19)	(26)	(18)	(25)	(28)	(49)	(32)	(37)
Ending units in service
Direct one-way	1,103	1,116	1,141	1,157	1,179	1,200	1,246	1,275
Direct two-way	64	64	63	63	64	69	69	70
Total direct	1,167	1,180	1,204	1,220	1,243	1,269	1,315	1,345
Indirect one-way	24	25	27	28	29	30	34	35
Indirect two-way	20	25	25	26	27	28	27	28
Total indirect	44	50	52	54	56	58	61	63
Total ending units in service	1,211	1,230	1,256	1,274	1,299	1,327	1,376	1,408

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Paging ARPU
Direct one-way	$7.41	$7.45	$7.45	$7.48	$7.48	$7.59	$7.60	$7.64
Direct two-way	17.16	17.69	17.95	18.17	18.21	18.91	19.43	19.93
Total direct	7.93	7.99	8.00	8.05	8.06	8.19	8.23	8.29
Indirect one-way	8.11	8.08	8.13	8.24	8.18	8.22	8.68	8.90
Indirect two-way	4.09	3.93	4.06	4.31	4.45	4.32	3.97	3.97
Total indirect	6.19	6.01	6.12	6.32	6.39	6.37	6.47	6.57
Total one-way	7.42	7.46	7.46	7.50	7.50	7.60	7.63	7.68
Total two-way	13.69	13.72	13.87	14.10	14.22	14.70	14.90	15.20
Total paging ARPU	$7.86	$7.91	$7.92	$7.97	$7.98	$8.11	$8.15	$8.22
Gross disconnect rate (b)
Direct one-way	(4.4)%	(4.3)%	(4.1)%	(5.5)%	(5.7)%	(6.4)%	(4.7)%	(5.6)%
Direct two-way	(5.9)%	(5.4)%	(4.5)%	(7.3)%	(10.5)%	(5.6)%	(6.4)%	(7.9)%
Total direct	(4.5)%	(4.4)%	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%
Indirect one-way	(6.4)%	(6.7)%	(6.5)%	(6.4)%	(6.8)%	(8.2)%	(6.1)%	(6.3)%
Indirect two-way	(20.0)%	(4.4)%	(2.3)%	(1.9)%	(2.7)%	(2.3)%	(5.7)%	(4.8)%
Total indirect	(13.2)%	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%
Total one-way	(4.5)%	(4.4)%	(4.2)%	(5.3)%	(5.8)%	(6.5)%	(4.8)%	(5.6)%
Total two-way	(9.9)%	(5.1)%	(3.9)%	(5.7)%	(8.3)%	(4.7)%	(6.2)%	(7.0)%
Total paging gross disconnect rate	(4.9)%	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%
Net loss rate (c)
Direct one-way	(1.2)%	(2.1)%	(1.4)%	(1.8)%	(1.9)%	(3.7)%	(2.1)%	(2.5)%
Direct two-way	(0.2)%	(0.9)%	(0.1)%	(3.0)%	(4.5)%	(0.6)%	(2.2)%	(3.6)%
Total direct	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%
Indirect one-way	(4.4)%	(4)%	(4.3)%	(4.1)%	(4.8)%	(6.3)%	(3.9)%	(3.3)%
Indirect two-way	(19.4)%	(3.6)%	(2.0)%	(1.5)%	(2.2)%	(1.9)%	(4.9)%	(4.1)%
Total indirect	(11.9)%	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%
Total one-way	(1.3)%	(2.1)%	(1.5)%	(1.9)%	(2.0)%	(3.7)%	(2.2)%	(2.5)%
Total two-way	(5.7)%	(1.7)%	(0.6)%	(2.5)%	(3.8)%	(1.0)%	(3.0)%	(3.8)%
Total paging net loss rate	(1.6)%	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Gross placement rate (b)
Healthcare	3.8%	2.6%	3.0%	3.8%	4.5%	3.1%	2.9%	3.3%
Government	1.9%	1.0%	1.2%	1.5%	2.6%	1.9%	1.5%	1.7%
Large enterprise	1.7%	2.1%	2.3%	2.7%	2.0%	2.9%	3.0%	4.3%
Other	1.8%	1.6%	2.1%	4.3%	2.2%	2.1%	1.7%	2.0%
Total direct	3.4%	2.3%	2.8%	3.5%	4.0%	2.9%	2.7%	3.1%
Total indirect	1.3%	1.7%	1.3%	1.4%	1.3%	1.2%	1.5%	1.9%
Total	3.3%	2.3%	2.7%	3.4%	3.9%	2.8%	2.7%	3.1%
Gross disconnect rate (b)
Healthcare	(3.8)%	(3.9)%	(3.8)%	(5.1)%	(5.3)%	(6.5)%	(4.5)%	(5.2)%
Government	(7.0)%	(5.0)%	(4.7)%	(7.5)%	(7.6)%	(5.6)%	(4.7)%	(7.9)%
Large enterprise	(7.3)%	(5.7)%	(4.7)%	(4.8)%	(8.9)%	(5.4)%	(6.4)%	(6.0)%
Other	(7.0)%	(7.1)%	(6.4)%	(6.9)%	(7.7)%	(6.5)%	(6.5)%	(6.5)%
Total direct	(4.5)%	(4.3)%	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%
Total indirect	(13.1)%	(5.5)%	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%
Total	(4.9)%	(4.4)%	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%
Net loss rate (b)
Healthcare	0.1%	(1.3)%	(0.7)%	(1.3)%	(0.8)%	(3.5)%	(1.5)%	(2.0)%
Government	(5.1)%	(4.0)%	(3.5)%	(6.0)%	(5.0)%	(3.6)%	(3.2)%	(6.3)%
Large enterprise	(5.6)%	(3.6)%	(2.4)%	(2.1)%	(6.9)%	(2.5)%	(3.3)%	(1.6)%
Other	(5.1)%	(5.5)%	(4.4)%	(2.5)%	(5.5)%	(4.4)%	(4.8)%	(4.5)%
Total direct	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%
Total indirect	(11.9)%	(3.8)%	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%
Total	(1.6)%	(2.1)%	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%
End of period units in service % of total (b)
Healthcare	75.9%	74.7%	74.1%	73.6%	73.0%	72.0%	71.9%	71.4%
Government	7.4%	7.7%	7.8%	7.9%	8.3%	8.6%	8.6%	8.8%
Large enterprise	7.2%	7.6%	7.7%	7.8%	7.8%	8.2%	8.1%	8.2%
Other	5.7%	6.0%	6.2%	6.4%	6.6%	6.8%	7.0%	7.1%
Total direct	96.2%	95.9%	95.8%	95.7%	95.7%	95.6%	95.6%	95.5%
Total indirect	3.8%	4.1%	4.2%	4.3%	4.3%	4.4%	4.4%	4.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013
Account size ending units in service (000's)
1 to 3 units	32	33	35	37	39	41	43	45
4 to 10 units	19	20	21	22	23	24	25	26
11 to 50 units	47	49	51	53	56	57	61	64
51 to 100 units	33	32	34	36	38	41	42	43
101 to 1,000 units	244	252	262	267	275	282	287	293
>1,000 units	792	794	801	805	812	824	857	874
Total	1,167	1,180	1,204	1,220	1,243	1,269	1,315	1,345
End of period units in service % of total direct
1 to 3 units	2.8%	2.8%	2.9%	3.0%	3.1%	3.2%	3.2%	3.3%
4 to 10 units	1.6%	1.7%	1.7%	1.8%	1.8%	1.9%	1.9%	2.0%
11 to 50 units	4.0%	4.2%	4.2%	4.3%	4.5%	4.5%	4.6%	4.8%
51 to 100 units	2.8%	2.7%	2.8%	3.0%	3.1%	3.2%	3.2%	3.2%
101 to 1,000 units	20.9%	21.4%	21.8%	21.9%	22.1%	22.3%	21.9%	21.8%
>1,000 units	67.9%	67.2%	66.6%	66.0%	65.4%	64.9%	65.2%	64.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(2.9)%	(6.2)%	(4.4)%	(4.8)%	(4.1)%	(4.9)%	(4.4)%	(4.6)%
4 to 10 units	(5.0)%	(6.2)%	(5.5)%	(4.0)%	(5.4)%	(4.1)%	(3.8)%	(5.3)%
11 to 50 units	(4.1)%	(4.6)%	(3.8)%	(5.2)%	(3.2)%	(5.3)%	(4.4)%	(3.9)%
51 to 100 units	0.2%	(4.1)%	(5.4)%	(5.2)%	(8.7)%	(1.2)%	(3.5)%	(2.8)%
101 to 1,000 units	(3.0)%	(3.9)%	(2.0)%	(2.9)%	(2.5)%	(1.7)%	(1.7)%	(4.0)%
>1,000 units	(0.2)%	(0.8)%	(0.5)%	(1.0)%	(1.2)%	(4.0)%	(1.8)%	(1.7)%
Total	(1.1)%	(2.0)%	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%
Account size ARPU
1 to 3 units	$14.52	$14.52	$14.53	$14.65	$14.86	$14.96	$14.98	$15.13
4 to 10 units	14.11	14.07	14.09	14.04	14.12	14.22	14.29	14.38
11 to 50 units	12.13	12.02	12.00	11.95	12.00	12.07	11.96	12.06
51 to 100 units	10.42	10.26	10.15	10.16	10.18	10.27	10.34	10.66
101 to 1,000 units	8.78	8.81	8.79	8.69	8.58	8.76	8.89	8.85
>1,000 units	6.90	6.95	6.93	6.99	7.00	7.11	7.11	7.17
Total	$7.93	$7.99	$8.00	$8.05	$8.06	$8.19	$8.23	$8.29
Cellular:
Number of activations	144	92	264	2,198	1,679	281	690	970
Revenue from cellular services (000's)	$39	$40	$77	$395	$278	$108	$129	$235

(a) Slight variations in totals are due to rounding.